Exhibit 16.1


FRANKLIN GRIFFITH & ASSOCIATES, INC.                      6330 McLeod, Suite 7
Certified Public Accountants and Business                 Las Vegas NV, 89120
Consultants                                               Telephone 702-736-1852
                                                          Fax 702-736-1608


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington, DC 20549

                                                                October 18, 2005

Dear Sirs

Re:  Resignation as Auditor of International Cellular Accessories.

We have reviewed Item 4 of the Company's report on Form 8-K regarding our resignation as auditor and are in agreement with the disclosures contained therein.

                                  Best Regards,


                                 /s/Franklin Griffith & Associates CPA's Inc.
                                 --------------------------------------------
                                 Franklin Griffith & Associates CPA's Inc.